Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 for the VSB Bancorp, Inc. 2004 Directors Stock Option Plan of our report dated February 16, 2005, except for Note 21, as to which the date is February 22, 2005 appearing in the Annual Report on Form 10-KSB of VSB Bancorp, Inc. for the year ended December 31, 2004.

                                       /s/ Crowe Chizek and Company LLC


Livingston, New Jersey
May 19, 2005


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